SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934
                        (Amendment No. __)

Filed by the Registrant                           [X]
Filed by a party other than the Registrant        [   ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Section Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                    New Age Media Fund, Inc.
_________________________________________________________________
         (Name of Registrant as Specified in its Charter)

                     New Age Media Fund, Inc.
_________________________________________________________________
            (Name of Person(s) Filing Proxy Statement)

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     1)   Title of each class of securities to which transaction applies:
          _________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          _________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (1)______________
          _________________________________________________________
     4)   Proposed maximum aggregate value of transaction:
          _________________________________________________________
     5)   Total fee paid:
          _________________________________________________________
     [ ] Fee paid previously with preliminary materials.
          _________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
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_________________________________________
NEW AGE MEDIA FUND, INC.    100 East Pratt Street, Baltimore, Maryland 21202

June 6, 1997

James S. Riepe
Chairman of the Board

Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of the New Age Media Fund, Inc. (the "Fund"), to be held on July 23, 1997, at 8:30 a.m., at the offices of the Fund, 100 East Pratt Street, Baltimore, Maryland 21202.

The principal matter to be acted upon at the meeting is a proposal to convert the Fund to an open-ended mutual fund. If approved, this proposal will allow shareholders to buy and sell shares of the Fund at net asset value, thereby eliminating the discount at which the Fund's shares have traded. The Board of Directors has made this proposal because they believe it is in the best interests of shareholders.

In addition to the proposal to convert the Fund, there are several other related matters which must be approved. These matters are described in the accompanying Notice and Proxy Statement. A proxy card on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed.

We realize that each of you cannot attend the meeting and vote your shares in person. However, whether or not you plan to attend the meeting, we need your vote. We urge you to complete, sign, and return the enclosed proxy so that your shares will be represented. By promptly returning the proxy, you help the Fund avoid the necessity and expense of sending follow-up letters to assure a quorum. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

Remember, this is your opportunity to voice your opinion on matters affecting the Fund. Your participation is extremely important. If the proposal to convert the fund to open-end status is approved, the Fund will become a member of the T. Rowe Price family of no-load open-end mutual funds, and be renamed the T. Rowe Price Media & Telecommunications Fund, Inc.

If you want additional information concerning the matters proposed for action at the meeting, please let us know.

If you want additional information concerning the matters proposed for action at the meeting, please let us know.

Sincerely,

James S. Riepe
                  CUSIP# 641567-10-2

               NEW AGE MEDIA FUND, INC.

                      100 East Pratt Street
                    Baltimore, Maryland 21202

             Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of the New Age Media Fund, Inc. (the "Fund"), a Maryland corporation, will be held on July 23, 1997, at 8:30 a.m., eastern time, at the offices of the Fund, 100 East Pratt Street, Baltimore, Maryland 21202. Each of the matters listed below will be acted upon at that time.

  1. To approve or disapprove a proposal to convert the Fund from a closed-end investment company to an open-end investment company by:

      o changing the Fund's subclassification under the Investment Company Act of 1940 from a closed-end investment company to an open-end investment company;

      o restating the Fund's Articles of Incorporation to provide for the conversion and to change the name of the Fund to the "T. Rowe Price Media & Telecommunications Fund, Inc."; and

      o modifying the fundamental borrowing policies of the Fund in connection with the conversion.


  2. Contingent on the approval of Proposal No. 1, to approve or disapprove a new Investment Management Agreement between the Fund and T. Rowe Price Associates, Inc.;

  3. To elect seven directors to serve until the next annual meeting or until their successors shall have been duly elected and qualified;

  4. To approve or disapprove modifying the Fund's fundamental policy on commodities;

  5. To approve or disapprove modifying the Fund's fundamental policy on real estate;

  6. To ratify or reject the selection of the firm of Price Waterhouse LLP as the independent accountants for the Fund for the year 1997; and

  7. To transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record of common stock at the close of business on May 23, 1997, are entitled to notice of, and to vote at, this Meeting or any adjournment thereof. The Board of Directors recommends that you vote in favor of each proposal.

LENORA V. HORNUNG
Secretary

June 6, 1997
________________________________________________________________________
                      YOUR VOTE IS IMPORTANT

Shareholders are urged to vote on each of the matters to be acted upon and to date, sign, and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States. Your prompt return of the proxy will help assure a quorum at the meeting and avoid the additional Fund expense of further solicitation.
________________________________________________________________________
                                               CUSIP# 641567-10-2

                     NEW AGE MEDIA FUND, INC.

          Annual Meeting of Shareholders--July 23, 1997

                         PROXY STATEMENT

This document gives you information you need in order to vote on the matters coming before the Annual Meeting and is furnished in connection with the solicitation of proxies by the New Age Media Fund, Inc. (the "Fund"), a Maryland corporation. If you have any questions, please feel free to call us at our toll-free number, 800-231-8432.

Who is asking for my vote?

The Board of Directors of the Fund have asked that you vote on the matters listed in the Notice of Annual Meeting of Shareholders. The vote will be formally counted at the Annual Meeting on July 23, 1997, and if the Annual Meeting is adjourned, at any later meeting. You may vote in person at the Annual Meeting, or return your completed proxy card in the envelope provided.

Who is eligible to vote?

Shareholders of record at the close of business on May 23, 1997 (the "Record Date") are entitled to notice of, and to vote at, the meeting. The Notice of Annual Meeting, the proxy, and the Proxy Statement were mailed to shareholders of record on or about June 6, 1997.

Shareholders are entitled to one vote for each full share, and a proportionate vote for each fractional share, of the Fund held as of the record date. Under Maryland law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries, or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the
Fund: (1) if only one votes, that vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

What are shareholders being asked to vote on?

At a meeting held on February 12, 1997, the Board of Directors, including the independent Directors, unanimously approved submitting to the Fund's shareholders a proposal to convert the Fund from a closed-end to an open-end investment company ("mutual fund").

If approved, the conversion will permit the continued operation of the Fund in accordance with its investment objective while providing its shareholders with the right to redeem their shares at a price based on their net asset value instead of a price set in the market. If approved, the Fund would begin operations as an open-end fund and as part of the family of T. Rowe Price mutual funds on or about July 28, 1997. If the proposal to convert the Fund to a mutual fund is not approved, the Fund will remain a closed-end investment company, and the Board of Directors will consider whether other actions should be taken, if any.

In connection with the proposal to convert the Fund to a mutual fund, shareholders are being asked to approve:

o an amendment of the Fund's subclassification under the Investment Company Act of 1940 ("the 1940 Act") from a closed-end to an open-end investment company;
o an amendment and restatement of the Fund's Articles of Incorporation to provide for the conversion and conform the Articles to those standard for other T. Rowe Price mutual funds and to change the name of the Fund to the "T. Rowe Price Media & Telecommunications Fund, Inc.";
o a new investment management agreement between the Fund and T. Rowe Price Associates, Inc. ("T. Rowe Price"), the Fund's investment manager;
o a new board of directors for the Fund; and
o amendments to the Fund's fundamental policies on borrowing and other matters to conform them to the equivalent policies for other T. Rowe Price mutual funds.

Shareholders are also being asked to approve the selection of the firm of Price Waterhouse LLP as the independent accountants for the Fund for the year 1997.

How can I get more information about the Fund?

A copy of the Fund's Annual Report for the year ended December 31, 1996, including financial statements, was mailed to all shareholders of record at the close of business on that date. However, a copy of this report will be provided, without charge, to any shareholder upon request. Please call T. Rowe Price at 1-800-231-8432 or write to 100 East Pratt Street, Baltimore, Maryland 21202, to request the report.

PROPOSAL NO. 1-- CONVERSION OF THE FUND TO AN OPEN-END INVESTMENT COMPANY

Proposal No. 1 has three parts, each of which is described below. Shareholders are being asked to vote on all three as a package, not separately.

A. Changing the Fund's Status under the 1940 Act from a Closed-end to an Open-end Investment Company

Background of the proposal

Why does the Board recommend open-ending the Fund?

The Fund was organized in 1993 as a closed-end fund because it was believed such a structure, among other things, would permit management of the Fund's portfolio consistent with its investment objectives and policies without the pressures and constraints to which open-end investment companies ("mutual funds") are subject as a result of cash inflows and redemptions. The shares of many closed-end funds sell at a discount to net asset value, however, and the Fund has been no exception. While the Fund has been in existence for only approximately three and one-half years, its discount has been as high as more than 23%. While the Fund attempted to narrow the discount through a share repurchase program approved by the Fund's Board of Directors in August 1995, the discount persisted through 1995, 1996, and 1997 until the Fund announced on February 12, 1997, its intention to seek shareholder approval to open-end. (After this announcement, the discount narrowed to 4.74%.) During the period while the discount persisted, the Board of Directors considered various methods of seeking to narrow the discount, including the share repurchase program referred to above, but it has become apparent that the only certain, and permanent, means of eliminating the discount is to convert the Fund to an open-end fund. In light of these events, the Board of Directors has concluded that the most advantageous course of action for the Fund and its shareholders would be conversion to a mutual fund, thereby giving shareholders the right to retain their investment or dispose of Fund shares at such time as they choose at prices based on the net asset value of the Fund's shares. The Board reached this conclusion after weighing these benefits of converting to open-end status against the potential impact of the conversion on the Fund's investment program and expenses. T. Rowe Price has indicated that it believes it will be able to manage the Fund's portfolio as a mutual fund.

What are the differences between open-end ("mutual fund") and closed-end investment companies?

The Fund is currently registered as a "closed-end" investment company under the 1940 Act. Closed-end investment companies neither redeem their outstanding shares nor engage in the continuous sale of new shares, and thus operate with a relatively fixed amount of shares outstanding. The shares of closed-end investment companies are normally bought and sold on national securities exchanges; the Fund's shares are currently traded on the New York Stock Exchange. If the proposal to convert the Fund is approved, the Fund's shares will be delisted from the Exchange upon the conversion.

In contrast, open-end investment companies, commonly referred to as "mutual funds," issue redeemable shares. The holders of redeemable shares have the right to surrender those shares to the mutual fund and obtain their net asset value. Many mutual funds (including the Fund, if the proposed conversion is effected) also continuously issue new shares to investors based on the fund's net asset value at the time of such issuance.

What are some of the legal and practical differences between operations of the Fund as a closed-end and an open-end investment company?

  (a) Acquisition and Disposition of Shares. If the Fund were to be converted into a mutual fund, investors wishing to acquire shares of the Fund would be able to purchase them from the Fund's principal underwriter at their net asset value with no sales charges. Shareholders desiring to sell their shares would be able to do so by exercising their right to have such shares redeemed by the Fund at the next determined net asset value. The Fund's net asset value per share is calculated by dividing (i) the value of its portfolio securities plus all cash and other assets less all liabilities by (ii) the number of outstanding shares of the Fund.
  (b) Voting Rights. The voting rights of holders of shares of the Fund will not change if the Fund converts to open-end status, except that the Board of Directors will have the authority to amend the Fund's Articles of Incorporation to authorize the issuance of additional shares of the Fund's common stock without submitting such amendment to another shareholder vote and that certain "anti-takeover" provisions requiring super majority votes to approve significant corporate transactions will be deleted from the Articles of Incorporation.

By virtue of the provisions of Maryland corporate law applicable to investment companies, opportunities to vote may become less frequent if the Fund converts to open-end status, because the Fund will not hold shareholder meetings unless required to do so by the 1940 Act. Maryland corporate law provides that, if the Articles of Incorporation or by-laws of either an open-end or closed-end fund registered under the 1940 Act so provides, then the Fund is not required to hold an annual shareholder meeting in any year in which the election of Directors is not required to be acted upon under the 1940 Act. If the Fund is converted to an open-end fund, the proposed amendments to the Fund's Articles would provide that the Fund will not be required to hold an annual meeting in any year in which it is not required to do so under the 1940 Act.

By not having to hold annual shareholder meetings, the Fund would save the costs, which can be substantial, of preparing proxy materials and soliciting shareholders' votes on the usual proposals contained therein. Under the 1940 Act, the Fund would be required to hold a shareholder meeting if, among other things, the number of Directors elected by shareholders were less than a majority of the total number of Directors, or if a change were sought in the fundamental investment policies of the Fund or in the Fund's investment management agreement.

  (c)  Determination of Net Asset Value.  Securities and Exchange Commission
(SEC) regulations under the 1940 Act generally require mutual funds to value their assets on each business day in order to determine the current net asset value to be used for redemptions by shareholders or purchases by investors. The net asset values of most mutual funds are published daily by leading financial publications.

  (d) Expenses: Potential Net Redemptions. While it is not possible to predict, the Fund's expenses are expected to decrease as a result of open-ending. However, open-ending could result in immediate, substantial redemptions and hence a marked reduction in the size of the Fund. As an open-end fund, it is not possible to know whether the Fund will experience net redemptions or net subscriptions, or over what time period either would occur. An asset base of decreased size could produce less income than is currently being produced. Accordingly, the Fund's ratio of operating costs to average net assets could increase although as noted below, the expense ratio is subject to an expense cap at least through December 31, 1998. For the year ended December 31, 1996, the Fund's expense ratio was 1.22%. As part of the proposed new Investment Management Agreement with T. Rowe Price, T. Rowe Price has agreed to cap the Fund's expense ratio at 1.25% through December 31, 1998. After that date, there is no guarantee that the expense cap would remain in place. In addition, the Fund might be required to sell portfolio securities in order to meet redemptions, thereby resulting in realization of gains (or losses). As of April 30, 1997, the Fund had $7,986,154 of net unrealized capital appreciation for federal income tax purposes.

Significant net redemptions could also render the Fund an uneconomical venture by virtue of diminished size. In the event the Fund were to become too small to be considered economically viable, the Board of Directors might consider alternatives to continuing the Fund's operations, ranging from merger of the Fund with another investment company to liquidation of the Fund. The Fund has no plans to pursue such alternatives at this time, and any such merger or liquidation would require shareholder approval.

  (e) Elimination of Discount. The fact that shareholders who wish to realize the value of their shares will be able to do so by redeeming their shares will eliminate any market discount from net asset value. It will also eliminate any possibility that the Fund's shares will trade at a premium over net asset value. If the Proposal to convert to a mutual fund is approved by the shareholders, the discount may be reduced prior to the date of any conversion to open-end status to the extent purchasers of shares in the open market are willing to pay less of a discount in anticipation of a prospective open-ending.

  (f) Dividend Reinvestment Plan. As an open-end fund, shareholders would automatically have dividends and capital gain distributions reinvested in fund shares, unless they elected to receive such amounts in cash. Effective upon conversion to an open-end investment company, such reinvestments in shares would be made at net asset value, rather than at the greater of net asset value or 95% of market value as presently provided by the Fund's current dividend reinvestment plan.

  (g) Portfolio Management. Unlike mutual funds, closed-end investment companies are not subject to pressures to sell portfolio securities at disadvantageous times in order to meet net redemptions. Most open-end funds maintain adequate reserves of cash or cash equivalents in order to meet net redemptions as they arise. Because closed-end investment companies do not have to meet redemptions, their cash reserves can be substantial or minimal, depending primarily on management's perception of market conditions and on decisions to use fund assets to repurchase shares. The larger reserves of cash or cash equivalents required to operate prudently as an open-end fund when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities. The Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or cash equivalents. This may increase transaction costs and portfolio turnover. However, T. Rowe Price does not expect significant changes in the Fund's investment policies or procedures as a result of open-ending.

  (h) Illiquid Securities. An open-end investment company is subject to the 1940 Act requirement that no more than 15% of its total assets may be invested in securities that are not readily marketable. The Fund is currently subject to a 25% limitation. If the Fund is converted to a mutual fund it will be required to meet the 15% limitation. As the Fund does not currently hold a significant quantity of illiquid securities, this change should not have a material effect on management of the Fund.

  (i) Senior Securities and Borrowings. The 1940 Act prohibits mutual funds from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is an asset coverage of at least 300% for all borrowings. Closed-end investment companies on the other hand are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. Thus, for example, currently the Fund can borrow to finance repurchases of its shares and pay dividends. As an open-end fund, it could not borrow for these purposes. In addition, closed-end investment companies may issue preferred stock (subject to various limitations), whereas open-end investment companies generally may not issue preferred stock. This ability to issue senior securities may give closed-end investment companies more flexibility than mutual funds in "leveraging" of their shareholders' investments. The Fund has never issued senior securities or preferred stock and neither the Board of Directors nor T. Rowe Price believes that the more restrictive policies which would govern the Fund as an open-end fund will materially affect the Fund's ability to carry out its investment program.

  (j) Shareholder Services. If the Fund is converted to an open-end fund, it will become part of the T. Rowe Price family of mutual funds and would have available to it all of the various services made available to such funds. These include the ability for shareholders to exchange their shares for shares of all other T. Rowe Price Mutual Funds, the use of the Fund for retirement plans, and the opportunity for shareholders to effect various transactions by telephone. The cost of such services would normally be borne by the Fund rather than by individual shareholders.

  (k) Minimum Investment and Involuntary Redemptions. If converted to an open-end fund, the Fund will adopt requirements that an initial investment in Fund shares and any subsequent investment must be in a specified minimum amount, in order to reduce the administrative burdens and expenses associated with small accounts. The Fund expects that the minimum initial investment requirement will be $2,500 ($1,000 for retirement or UGMA/UTMA accounts) and the minimum additional investment requirement will be $100 ($50 for retirement or UGMA/UTMA accounts).

The Fund will reserve the right to redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $1,000 for three months or longer. The Fund will give such shareholders 60 days prior written notice in which to purchase sufficient additional shares to avoid such redemption. For the period through April 30, 1998, these minimum investment requirements will not apply to persons who were shareholders at the time of conversion (except with respect to minimums for subsequent investments) provided that it is anticipated that any shareholder who has an account balance of five shares or less on the business day immediately preceding the conversion will be automatically redeemed when the Fund becomes an open-end fund at the then current asset value per share.

  (l) Qualification as a Regulated Investment Company. The Fund intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the Internal Revenue Code) after conversion to open-end status, so that it will continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that is distributed to its shareholders. To qualify for this treatment the Fund must currently meet several requirements, one of which is that less than 30% of the Fund's gross income each taxable year may be derived from the sale or other disposition of securities, options, or futures contracts held for less than three months. T. Rowe Price anticipates that the Fund will continue to be able to meet this requirement after the conversion. No assurance exists, however, that this requirement will be met under all possible circumstances, particularly if the Fund is required to sell recently acquired portfolio securities because of unexpectedly large net redemptions or large influxes of cash followed within a short time by significant redemptions of Fund shares.

What needs to be done if the conversion to an open-end company is approved?

If the proposed conversion to open-end status is approved, the Board will take such other actions as are necessary to effect the conversion. The conversion of the Fund to an open-end investment company will be accomplished by: (i) the filing with the Maryland State Department of Assessments and Taxation of amendments to the Fund's Articles of Incorporation (the "Open-Ending Certificate") and (ii) changing the Fund's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company. In addition, since shares of an open-end investment company are offered to the public on a continuous basis, if the conversion is approved, the Board is expected to approve contracts with T. Rowe Price Investment Services, Inc. for the distribution of the Fund's shares to become effective upon the Fund's conversion to an open-end investment company. The Open-Ending Certificate will not be filed until a registration statement under the Securities Act of 1933, as amended, covering the offering of the shares of the Fund has become effective, which is expected to occur on or about July 28, 1997.

What are the anticipated costs and other consequences of the conversion?

Although management will use all practicable measures to keep costs at a minimum, certain costs will be incurred, many of which will be nonrecurring, in connection with the change from a closed-end to an open-end investment company, including costs associated with the seeking of necessary government clearances and the preparation, mailing, and solicitation of this proxy. The Board anticipates that such costs will range from approximately $50,000 to $100,000. The Board anticipates that substantially all of these costs will be incurred by the Fund prior to the effective date of the conversion. As an open-end fund, the Fund will incur costs in connection with the preparation of an annual registration statement and prospectus as required by federal securities laws (including printing and mailing costs), the payment of necessary annual filing fees under the securities laws of various states, as well as other expenses, such as the increased shareholder and transfer agency expenses associated with an open-end fund.

Neither the Fund nor its shareholders will realize any gain or loss for tax purposes as a result of the Fund's conversion. However, shareholders will recognize a gain or loss if they later redeem their shares to the extent that the redemption proceeds are greater or less than the respective adjusted tax bases of their shares. Payment for any such redemption will be made within seven days after receipt of a proper request for redemption (in accordance with redemption procedures specified in the mutual fund prospectus). Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits; provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in (b), (c), or (d) exist. The Board of Directors also reserves the right to redeem Fund shares in kind if, in the opinion of the Manager, such a redemption would be advisable. If redemptions are made in kind, a shareholder would incur transaction costs in disposing of any securities received. The Board has no current intent to redeem Fund shares in kind.

Will the Fund's investment objective or policies change due to the approval of the conversion?

The Fund's investment objective, which is to provide long-term appreciation, will remain unchanged upon the conversion of the Fund to an open-end investment company. The Fund will also continue to invest in the types of companies in which it has invested since its inception. Proposed changes to certain of the Fund's fundamental investment policies are described below. The purpose of these proposed changes is to conform such policies to the standard ones in effect for all T. Rowe Price mutual funds. In addition, the Fund's current policy on borrowing is inconsistent with the provisions of the 1940 Act applicable to open-end funds. The changes in these fundamental policies are not expected to materially affect the management of the Fund or its investment program.

B.    Amendment of the Fund's Articles of Incorporation

Why do the Articles of Incorporation have to be amended?

In connection with the proposed conversion to open-end status, shareholders are also being asked to approve or disapprove amendments to, and a restatement of, the Fund's Articles of Incorporation to reflect and facilitate the Fund's new structure. The Amended and Restated Articles of Incorporation would (i) authorize the issuance of redeemable securities at net asset value and (ii) provide that the Fund's outstanding common stock will be redeemable at the option of the holders at such times as may be permitted by the Fund, at a redemption price per share equal to the net asset value per share next determined after the shares are properly tendered for redemption, less any redemption fees or sales charges as may be established by the Board of Directors.

Why is the Fund's name changing?

In connection with the proposed conversion of the Fund, shareholders are being asked to approve the further amendment of the Fund's Articles of Incorporation to change the name of the Fund to "T. Rowe Price Media & Telecommunications Fund, Inc." The purpose of this amendment is to reflect the Fund's media and telecommunications investment strategy, as well as the Fund's new status as one of the T. Rowe Price family of open-end funds. The Fund is adopting its name through the permission of T. Rowe Price, which has the sole and exclusive right to use or license the use of the name "T. Rowe Price" in commerce; accordingly, the amended Articles provide that if T. Rowe Price or its affiliate cease to serve as the Fund's investment adviser or distributor, the Fund will eliminate "T. Rowe Price" from its name.

What changes in capital structure do the proposed Articles permit?

Shareholders are being asked to approve additional amendments to the Articles of Incorporation to allow the shares of common stock of the Fund to be divided into series, and to allow the shares (or any series if the common stock is divided into series) to be subdivided into classes with identical voting, dividend, and liquidation rights. Shares of the classes may be subject to differing front-end sales loads, contingent deferred sales loads, expenses (including distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement), conversion rights, and class voting rights, to the extent permitted by Maryland law, the 1940 Act, and the rules and regulations of the National Association of Securities Dealers, Inc. These amendments are designed to give the Fund maximum flexibility to add classes or series in the future. However, no sales loads or distribution expenses are currently expected to be imposed on the Fund's existing shareholders; any change in such arrangements would require advance notice to shareholders and, in certain instances (e.g., addition of a Rule 12b-1 plan), shareholder approval.

Consistent with the new open-end structure, the proposed amendments to the Articles of Incorporation give the Board of Directors the power and authority, without shareholder approval, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Fund has authority to issue. The amendments also enable the Board of Directors to authorize the issuance of shares of the Fund's stock of any class or series, or securities convertible into shares of the Fund's stock of any class or series, for such consideration as may be deemed advisable by the Board of Directors and without any action by the shareholders.

Are there other differences between the current and proposed Articles?

The Fund currently has provisions in its Articles of Incorporation that have the effect of limiting: (1) the ability of other entities or persons to acquire control of the Fund; (2) the Fund's freedom to engage in certain transactions; or (3) the ability of the Fund's directors or shareholders to amend the Articles of Incorporation to convert the Fund from closed-end to open-end status. These provisions of the Articles of Incorporation may be regarded as "anti-takeover" provisions. The Board of Directors of the Fund believes that following conversion to an open-end structure, these provisions might limit the Fund's flexibility in the future to enter into certain types of transactions that may benefit the Fund. Accordingly, the proposed amendments to the Articles of Incorporation would eliminate the "anti-takeover" provisions and replace them with provisions requiring the affirmative vote of the holders of a majority of the outstanding shares of the Fund's capital stock to authorize certain mergers, consolidations, or statutory share exchanges or sale of all or substantially all of the Fund's assets.

Currently, the Fund's Articles of Incorporation provide for indemnification of the Fund's officers and directors and, to the extent authorized by the Board of Directors, the Fund's employees and agents. Pursuant to this provision, indemnification is available to each of the Fund's directors and officers, whether serving the Fund or at its request any other entity, and to employees and agents when authorized by the Board, unless an individual has acted with willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. This provision is not proposed to be amended.

The Amended and Restated Articles of Incorporation would also give the Board of Directors of the Fund the authority to cause the Fund to redeem its shares at net asset value from a holder (i) if the Board of Directors determines that failure to redeem such shares may have materially adverse consequences to the Fund's shareholders, or (ii) upon such other conditions with respect to the maintenance of shareholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion. It is anticipated that if the Fund is converted to open-end status, the Board will promptly direct the Fund to redeem its shares at net asset value from any shareholder who holds five or fewer Fund shares at the close of business on the business day immediately preceding conversion. It is also anticipated that the Board will adopt a policy that beginning May 1, 1998, accounts smaller than the initial minimum investment size of $2,500 will also be redeemed.

When would the Amended and Restated Articles of Incorporation take effect?

If Proposal No. 1 is approved by shareholders, the Amended and Restated Articles of Incorporation, a copy of which is attached to this proxy statement as an Exhibit, are expected to be filed with the Maryland State Department of Assessments and Taxation to take effect on or about 5 p.m. on July 25, 1997.

Would any other corporate documents need to be amended?

In connection with the amendments to the Fund's Articles of Incorporation and the conversion to open-end status, the Board of Directors will make any necessary changes to the by-laws of the Fund.

C.    Amendment of the Fund's Fundamental Policy on Borrowing

The Fund's current fundamental policy on Borrowing is as follows:

As a matter of fundamental policy, the Fund may not:

  Borrowing. Borrow money, except the Fund may borrow (i) for temporary or emergency purposes; (ii) to engage in reverse repurchase agreements and make other investments or engage in other transactions, which may or may be deemed to involve a borrowing in a manner consistent with the Fund's investment program and policies, provided that the combination of (i) and
  (ii) do not exceed 33a% of the value of the Fund's total assets (including the amounts borrowed, less liabilities other than borrowings); (iii) to finance repurchases of its shares in amounts not exceeding 10% of its total assets; or (iv) to pay dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the Internal Revenue Code or otherwise avoid taxation under the Code. Interest paid on any such borrowings will reduce net investment income. The Fund may enter into futures contracts and reverse repurchase agreements. The Fund may borrow from banks, other Price Funds and other persons to the extent permitted by applicable law.

As amended, the policy would be:

As a matter of fundamental policy, the Fund may not:

  Borrowing. Borrow money, except the Fund may (i) borrow for non-leveraging, temporary or emergency purposes; (ii) engage in reverse repurchase agreements and make other investments or engage in other transactions, which may or may be deemed to involve a borrowing in a manner consistent with the Fund's investment objective and program, provided that the combination of (i) and (ii) do not exceed 33a% of the value of the Fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings which come to exceed this amount will be reduced in accordance with applicable law. The Fund may borrow from banks, other Price Funds or other persons to the extent permitted by applicable law.

If approved the primary effects of the amendment would be to (1) limit the Fund to borrowing for non-leveraging purposes only; (2) eliminate the ability of the Fund to borrow to finance repurchases of its shares; (3) eliminate the Fund's ability to borrow to pay dividends. These changes are required by the 1940 Act if the Fund is to operate as an open-end investment company, and the Board does not believe they will impede in any manner the Fund's investment program.

What vote is required for Proposal No. 1 to pass?

Approval of Proposal No. 1 requires the affirmative vote or consent of the holders of a majority of the Fund's outstanding shares of capital stock. The Board of Directors recommends that shareholders vote FOR the proposal.

PROPOSAL NO. 2 -- ADOPTION OF A NEW INVESTMENT MANAGEMENT AGREEMENT WITH T. ROWE PRICE

Background

On February 12, 1997, the Board of Directors of the Fund, including the Directors who are not "interested persons" of T. Rowe Price or the Fund, unanimously voted to approve a new management agreement between the Fund and
T. Rowe Price (the "Proposed Agreement"), which, like the Fund's present investment advisory agreement (the "Present Agreement"), provides for T. Rowe Price to manage the Fund's investments. However, the Proposed Agreement differs from the Present Agreement in that it reflects (i) the Fund's new status as an open-end investment company, (ii) the change of the Fund's name to "T. Rowe Price Media & Telecommunications Fund, Inc.," and (iii) a change in the management fee, which under the Proposed Agreement will be computed based on an individual fund fee ("Individual Fund Fee") and a group fee ("Group Fee") ratio that reduces the Fund's fee as the assets of the T. Rowe Price mutual funds grow.

If the Proposed Agreement is approved by the shareholders of the Fund, it will become effective on July 26, 1997. If the Proposed Agreement is not approved by the shareholders of the Fund, the Present Agreement will continue in effect through April 30, 1998.

PRESENT AGREEMENT

When was the Present Agreement adopted?

The Present Agreement was approved by the directors of the Fund on October 7, 1993. By its terms, the Present Agreement will continue in effect from year to year as long as it is approved annually by the Fund's Board of Directors (at a meeting called for that purpose) or by vote of a majority of the Fund's outstanding shares. In either case, renewal of the Present Agreement must be approved by a majority of the Fund's independent directors. The Present Agreement is subject to termination without penalty on 60 days' written notice by either party to the other and will terminate automatically in the event of assignment.

What services does T. Rowe Price provide under the Present Agreement?

Under the Present Agreement, T. Rowe Price provides the Fund with discretionary investment services. Specifically, T. Rowe Price is responsible for supervising and directing the investments of the Fund in accordance with the Fund's investment objective, program, and restrictions as provided in its prospectus and Statement of Additional Information. T. Rowe Price is also responsible for effecting all securities transactions on behalf of the Fund, including the negotiation of commissions and the allocation of principal business and portfolio brokerage. In addition to these services, T. Rowe Price provides the Fund with a wide range of corporate administrative services. The Present Agreement provides that the Fund will bear all expenses of its operations not specifically assumed by T. Rowe Price.

The Present Agreement also provides that T. Rowe Price, its directors, officers, employees, and certain other persons performing specific functions for the Fund will only be liable to the Fund for losses resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

What does the Fund currently pay to T. Rowe Price for its services?

For its services to the Fund under the Present Agreement, T. Rowe Price is paid a management fee ("Management Fee") of 1.10% of the Fund's average weekly net assets. The Management Fee is paid monthly to the Manager on the first business day of the next succeeding calendar month and is calculated weekly. The fee accrual for any particular week is computed by multiplying the fraction of 7 over 365 by 1.10% and multiplying the product by the net assets of the Fund as of the preceding valuation date.

PROPOSED AGREEMENT

How does the Proposed Agreement differ from the current one?

The primary differences between the Fund's Present Agreement and the Proposed Agreement are: (i) the Fund will convert from closed-end to open-end status;
(ii) the name of the Fund will change from "New Age Media Fund, Inc." to "T. Rowe Price Media and Telecommunications Fund, Inc.," and (iii) the Management Fee will be computed based on combining an individual fund fee ("Individual Fund Fee") and a group fee ("Group Fee") ratio that reduces the Fund's fee as the assets of the T. Rowe Price mutual funds grow. This fee structure is the same one used by almost all other T. Rowe Price mutual funds.

What is the Group Fee?

The monthly Group Fee is designed to reflect the benefits of the shared resources of the T. Rowe Price investment management complex and is calculated daily based on the combined net assets of all T. Rowe Price funds (except Equity Index and the Spectrum Funds and any institutional or private label mutual funds). The group fee schedule as shown in Table 1 is graduated, declining as the asset total rises, so shareholders benefit from the overall growth in mutual fund assets.

Table 1  Price Funds' Annual Group Base Fee Rate for Each Level of Assets
________________________________________________________________________

0.480%  First $1 billion   0.350%   Next $2 billion
0.450%  Next $1 billion    0.340%   Next $5 billion
0.420%  Next $1 billion    0.330%   Next $10 billion
0.390%  Next $1 billion    0.320%   Next $10 billion
0.370%  Next $1 billion    0.310%   Next $16 billion
0.360%  Next $2 billion    0.305%   Next $30 billion
                           0.300%   Thereafter
________________________________________________________________________

The Fund's portion of the Group Fee is determined by the ratio of its daily net assets to the daily net assets of all the Price funds described previously. Based on combined T. Rowe Price funds' assets of approximately $63 billion at March 31, 1997, the Group Fee was 0.33%.

What is the Individual Fund Fee?

This fee reflects the Fund's particular investment management costs. It is computed by multiplying the fraction of one (1) over the number of calendar days in the year by the fund fee rate of 0.35% and multiplying this product by the net assets of the Fund for that day, as determined in accordance with the Fund's prospectus as of the close of business on the previous business day on which the Fund was open for business.

Please see the attached Proposed Agreement for more detailed information.

How will the expenses paid by the Fund differ between agreements?

The effect of the Proposed Agreement on the Fund's Management Fee is set forth in Table 2.

Table 2  Management Fee Comparison
________________________________________________________________________

                                      12 Months Ended
                                      Dec. 31, 1996
                                      _______________
Effective Management Fee Rate
  -Present Agreement                                1.10%
  -Proposed Agreement                               0.68%
  -Percentage change                              -38.20%

Expense Ratio
  -Present Agreement                                1.22% (a)
  -Proposed Agreement                               0.95% (b)
  -Percentage change                              -22.10%

Management Fee
  -Present Agreement                            $3,056,000
  -Proposed Agreement                           $1,889,000
  -Difference between aggregate amounts          1,167,000
  -Percentage change                                -38.20%

Average Net Assets of the Fund                $278,416,000

(a)  Subject to an expense cap through December 31, 1998.
(b) Based on average net assets of $219,000,000 as of May 15, 1997. Higher or lower asset levels will affect the Fund's expense ratio. As part of the proposed new Investment Management Agreement with T. Rowe Price,
     T. Rowe Price has agreed to cap the Fund's expense ratio at 1.25% through December 31, 1998. Fees waived or expenses paid or assumed under this agreement are subject to reimbursement to T. Rowe Price whenever the Fund's expense ratio is below 1.25%; however, no reimbursement will be made after December 31, 2000, or if it would result in the expense ratio exceeding 1.25%.
________________________________________________________________________

Table 3 shows a comparison between all expenses and fees the Fund incurred during its fiscal year ended December 31, 1996, and the fees and expenses the Fund would have incurred had the proposed fee change been in effect.

Table 3  Fees and Expenses Comparison
________________________________________________________________________

Shareholder Transaction Expenses
                                     Current     Proposed

Sales load "charge" on purchases     Varies      None
Sales load "charge" on
 reinvested dividends                  None      None
Redemption fees                        None      None
Exchange fees                          None      None

Annual Fund Expenses
                                     Current     Proposed

Management fee                        1.10%      0.68%
Marketing fees (12b-1)                None       None
Total other (Shareholder servicing,
 custodial, auditing, etc.)          0.12%       0.27%

Total Fund Expenses                   1.22%     0.95%

Note: A $5 fee is charged for wire redemptions under $5,000, subject to change without notice, and a $10 fee is charged for small accounts when applicable.
________________________________________________________________________

Table 4 illustrates, for both the existing fee schedule and the proposed fee schedule, the expenses you would incur on a $1,000 investment, assuming a 5% annual rate of return and redemption at the end of each period shown. This is an illustration only. Actual expenses and performance may be more or less than shown.

Table 4 Comparison of Hypothetical Fund Expenses
________________________________________________________________________
                    1         3         5         10
                    Year      Years     Years     Years

Present Agreement   $12       $39       $67       $148
Proposed Agreement  $10       $30       $53       $117
________________________________________________________________________

How do the proposed expenses compare to those of similar T. Rowe Price funds?

T. Rowe Price also acts as investment adviser to several registered investment companies having similar investment objectives and policies to those of the New Age Media Fund.

Table 5 sets forth the name of each investment company having similar investment objectives to the New Age Media Fund, the annual rate of compensation (i.e., the fee T. Rowe Price is paid for its services as adviser to the respective portfolio), and net assets as of December 31, 1996.

Table 5
________________________________________________________________________

                                Net Assets   Annual Rate    Fees
                Investment      of Fund at   of Com-        Waived
Name of Fund    Objective       12/31/96     pensation      or Reduced

T. Rowe Price   Long-term       $125,077,000    0.78%     Yes (a)
Capital         capital growth
Opportunity Fund

T. Rowe Price   Long-term        $30,047,000    0.00%     Yes (b)
Financial       growth of capital
Services Fund   and modest level
                of income

T. Rowe Price   Long-term       $193,958,000    0.60%     Yes (c)
Health Sciences capital growth
Fund

T. Rowe Price   Long-term     $3,291,797,000    0.68%     No
Science &       growth of capital
Technology Fund

(a) In the interest of limiting the expenses of the fund during its initial period of operations, T. Rowe Price agreed to waive fees and bear any expenses through December 31, 1996, which would cause the fund's ratio of expenses to average net assets to exceed 1.35%. Fees waived or expenses paid or assumed under this agreement are subject to reimbursement to T. Rowe Price by the fund whenever the fund's expense ratio is below 1.35%; however, no reimbursement will be made after December 31, 1998, or if it would result in the expense ratio exceeding 1.35%. Any amounts reimbursed will have the effect of increasing fees otherwise paid by the fund. Organizational expenses will be charged to the fund over a period not to exceed 60 months.
(b) In the interest of limiting the expenses of the fund during its initial period of operations, T. Rowe Price agreed to waive fees and bear any expenses through December 31, 1998, which would cause the fund's ratio of expenses to average net assets to exceed 1.25%. Fees waived or expenses paid or assumed under this agreement are subject to reimbursement to T. Rowe Price by the fund whenever the fund's expense ratio is below 1.25%; however, no reimbursement will be made after December 31, 2000, or if it would result in the expense ratio exceeding 1.25%. Without this expense limitation, it is estimated that the fund's management fee ratio would be 0.68%. Any amounts reimbursed will have the effect of increasing fees otherwise paid by the fund. Organizational expenses will be charged to the fund over a period not to exceed 60 months.
(c) In the interest of limiting the expenses of the fund during its initial period of operations, T. Rowe Price agreed to waive fees and bear any expenses through December 31, 1997, which would cause the fund's ratio of expenses to average net assets to exceed 1.35%. Fees waived or expenses paid or assumed under this agreement are subject to reimbursement to T. Rowe Price by the fund whenever the fund's expense ratio is below 1.35%; however, no reimbursement will be made after December 31, 1999, or if it would result in the expense ratio exceeding 1.35%. Without this expense limitation, it is estimated that the fund's management fee ratio would be 0.68%. Any amounts reimbursed will have the effect of increasing fees otherwise paid by the fund. Organizational expenses will be charged to the fund over a period not to exceed 60 months.
________________________________________________________________________

What matters were considered by the Board in recommending the new Advisory Agreement?

The Board considered approval of the Proposed Agreement in the context of considering the conversion of the Fund to open-end status. In authorizing the Proposed Agreement, the Board took into account the fact that the same entity,
T. Rowe Price, will continue to manage the Fund's investment portfolio in accordance with the Fund's investment objectives and policies under the Proposed Agreement as under the Present Agreement. The Board considered further that the Proposed Agreement would substantially reduce the management fee payable by the Fund to T. Rowe Price and would position the Fund to enjoy the benefits of economies of scale resulting from growth in assets under management of T. Rowe Price mutual funds as a group.

What vote is required to adopt the new Investment Management Agreement?

Proposal No. 2 requires the affirmative vote of the lesser of (a) 67% of the shares present at the meeting in person or by proxy or (b) a majority of the Fund's outstanding shares. The Board of Directors recommends that shareholders vote FOR the proposal.

If shareholders do not approve Proposal No. 1 (conversion of the Fund to an open-end fund), the existing Investment Management Agreement will continue in effect, regardless of whether shareholders approve the new Investment Management Agreement.

PROPOSAL NO. 3 -- ELECTION OF DIRECTORS

Who are the nominees for Director?

The Board has proposed a slate of seven persons listed in Table 6 for election as director, each to hold office until the next annual meeting (if any) or until his or her successor is duly elected and qualified. The five persons nominated as independent directors serve in such capacity on all other T. Rowe Price equity funds.

A shareholder using the enclosed proxy form can vote for all or any of the nominees to the Board of Directors or withhold his or her vote from all or any of such nominees. If the proxy card is properly executed but unmarked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Fund may recommend. There are no family relationships among these nominees.

Table 6  Nominees to the Board of Directors
________________________________________________________________________
                                      Fund
                                      Shares       All Other
                            Year      Beneficially Price
                            of        Owned,       Funds' Shares
                            Original  Directly     Beneficially
Name, Address               Election  or Indirectly, Owned
and Age        Principal    as        as of        as of
of Nominee     Occupations(a) Director 3/31/97(b)  3/31/97 (b)
________________________________________________________________________

Donald W. Dick Principal,   --         --          --
EuroCapital    EuroCapital Advisors, LLC, an acquisition and
Advisors LLC   management advisory firm (8/95-present);
P.O. Box 491   formerly (5/89-7/95) Principal, Overseas
Chilmark, MA   Partners, Inc., a financial investment firm;
02535-0491     formerly (6/65-3/89) Director and Vice President-
54             Consumer Products Division, McCormick &
               Company, Inc., international food processors;
               Director/Trustee: Waverly, Inc., as well as all other
               T. Rowe Price Equity and International Funds/Trusts

David K. Fagin Chairman, Chief  --      --         --
One Norwest    Executive Officer and Director
Center         Golden Star Resources, Ltd.;
1700 Lincoln   formerly (1986-7/91) President, Chief Operating
Street         Officer and Director, Homestake Mining Company;
Suite 1950     Director/Trustee of all other T. Rowe Price Equity
Denver, CO     Funds/Trusts
80203
59

Hanne M.       Retail business --        --        --
Merriman       consultant; formerly,
3201 New Mexico President and Chief
Ave., Ste. 350 Operating Officer (1991-92),
Washington,    Nan Duskin, Inc., a women's
D.C. 20016     specialty store; Director (1984-90)
55             and Chairman (1989-90) Federal Reserve Bank of Richmond;
               President and Chief Executive Officer (1988-89), Honeybee,
               Inc., a division of Spiegel, Inc.; Director, Ann Taylor
               Stores; Central Illinois Public Service Company; CIPSCO
               Incorporated; The Rouse Company; State Farm Mutual
               Automobile Insurance Company and USAir Group, Inc., as well as Director/Trustee of all other T. Rowe Price Equity
               Funds/Trusts

*James S.      Vice President and     1993         --  --
Riepe          member of the Executive Committee of the Fund; Vice
100 E. Pratt   Chairman of the Board and Managing Director, T. Rowe Price;
Street         Chairman of the Board, T. Rowe Price Investment
Baltimore, MD  Services, Inc., T. Rowe Price Services, Inc.,
21202          T. Rowe Price Trust Company, T. Rowe Price Retirement Plan
54             Services, Inc.; Officer and/or Director/Trustee of all
               T. Rowe Price Funds; Director, Rowe Price-Fleming
               International, Inc., and Rhone-Poulenc Rorer, Inc.

*M. David      Vice Chairman of       --           --  --
Testa          the Board, Chief Investment Officer, Managing Director, T.
100 East Pratt Rowe Price; Chairman of the Board, Rowe Price-Fleming
Street         International, Inc., Vice President and Director, T. Rowe
Baltimore, MD  Price Trust Company; Officer and/or Director/Trustee of a
21202          majority of T. Rowe Price Funds
53

Hubert D. Vos  President,   --        --           --
1114 State St. Stonington Capital Corporation,
Suite 247      a private investment company;
Santa Barbara, Director/Trustee of all other
CA 93190-0409  T. Rowe Price Equity Funds/Trusts
63

Paul M. Wythes Founding General       --           --  --
755 Page Mill  Partner, Sutter Hill Ventures,
Road           a venture capital limited partnership
Suite A200     providing equity capital to young
Palo Alto, CA  high technology companies throughout
94304          the United States; Director/Trustee, Teltone Corporation,
64             Interventional Technologies, Inc., Sutter Hill Investments
               Mauritius, as well as all other T. Rowe Price Equity and
               International Funds/Trusts
______________________________________________________________________________

*    Nominees considered "interested persons" of T. Rowe Price.
(a) Except as otherwise noted, each individual has held the office indicated, or other offices in the same company, for the last five years.
(b) In addition to the shares owned beneficially and of record by each of the nominees, the amounts shown reflect the proportionate interests of Messrs. Riepe and Testa in 5,498.11 shares of the Fund which are owned by a wholly owned subsidiary of the Fund's investment manager, T. Rowe Price.

Why is a new slate of directors being nominated?

If the Fund is converted to an open-end fund, it will become a member of the
T. Rowe Price family of open-end equity funds. The five persons nominated as independent directors also serve in this capacity for all other T. Rowe Price equity funds. This will allow the directors to address common issues affecting the Fund and the other T. Rowe Price equity funds in a more efficient manner.

Do the nominees have a stake in the Fund?

The Board believes it is important that each nominee for director have an investment in the T. Rowe Price funds. The nominees allocate their investments among the 76 T. Rowe Price funds based on their own investment objectives. All of the nominees, with the exception of Mr. Riepe, are standing for their first election as Director of the Fund. Table 6 lists each Director's investment in the New Age Media Fund as well as his or her total investment in all of the
T. Rowe Price funds.

What are the primary responsibilities of the Fund's Directors?

They are responsible for the general oversight of the Fund's business and for assuring that your Fund is managed in the best interests of its shareholders. The directors also periodically review the Fund's performance, expenses, and service providers based on reports provided by T. Rowe Price personnel, auditors, and legal counsel.

How often did the Directors meet in 1996?

The Board of Directors of the Fund held four meetings during fiscal year 1996. The Board of the Fund currently has three committees.

What committees does the Board have?

The Executive Committee is authorized to assume all the powers of the Board to manage the Fund in the intervals between meetings of the Board, except the powers prohibited by statute from being delegated. If the new Board is elected, this committee will consist of the interested directors of the Fund. Currently, this committee consists of Messrs. Plant and Riepe.

The Audit Committee meets with the Fund's independent accountants to review whether satisfactory accounting procedures are being followed by the Fund, whether internal accounting controls are adequate, to inform itself with regard to nonaudit services performed by the independent accountants, and to review fees charged by the independent accountants. The current Audit Committee members are Messrs. Donahue and Plant. The Audit Committee met once in 1996, and all members participated in the meeting.

The Nominating Committee, which functions only in an advisory capacity, is responsible for reviewing and recommending to the full Board candidates for election as independent directors to fill vacancies on the Fund's Board of Directors. The Nominating Committee will consider written recommendations from shareholders for possible nominees. Shareholders should submit their recommendations to the Secretary of the Fund. Members of the Nominating Committee met informally during the last full fiscal year, but the Committee as such held no formal meetings.

The Price Funds have established a Joint Audit Committee, which is comprised of at least one independent trustee/director representing each of the Price Funds. Messrs. Dick and Vos, nominees of the Fund, are members of the Committee. The other members are John G. Schreiber and F. Pierce Linaweaver. These directors also receive a fee of $1,000 for each Committee meeting attended. The Audit Committee holds two regular meetings during each fiscal year (and two such meetings were held in 1996), at which time it meets with the independent accountants of the Price Funds to review: (1) the services provided; (2) the findings of the most recent audit; (3) management's response to the findings of the most recent audit; (4) the scope of the audit to be performed; (5) the accountants' fees; and (6) any accounting questions relating to particular areas of the Price Funds' operations or the operations of parties dealing with the Price Funds, as circumstances indicate.

What are the Directors paid for their services to the Fund?

Table 7 sets forth the compensation paid to the current directors for 1996.

Table 7 Compensation to Current Directors for 1996
______________________________________________________________________________
                                                    Total Compensation
                                  Aggregate         From Fund and
                                  Compensation      Fund Complex
Name of                           From the          Paid to
Person/Position (a)               Fund (b)          Directors (c)
______________________________________________________________________________

Jeffrey H. Donahue                  $7,000           $22,000
A. MacDonough Plant                 $6,750           $21,750
James S. Riepe*                         --                --

Directors as a Group               $13,750           $43,750
______________________________________________________________________________

* Considered an "interested person" of T. Rowe Price and, as a result, not entitled to any compensation or benefits from the Fund.
(a) The independent directors of the Fund do not receive any pensions or retirement benefits from the Fund or T. Rowe Price.
(b) The only compensation paid by the Fund to its directors and other officers are the directors' fees paid to the independent directors of the Fund. Messrs. Donahue and Plant are each paid by the Fund, in addition to certain out-of-pocket expenses, a director's fee of $5,000 per year plus $500 for each meeting attended in person and $250 for each meeting attended by telephone.
(c) The total compensation received by Messrs. Donahue and Plant includes compensation from one other T. Rowe Price fund.

If elected, what will the new Directors be paid for their services to the Fund?

Messrs. Dick, Fagin, Vos, and Wythes, and Ms. Merriman have been nominated to be the independent directors of the Fund. Their estimated annual compensation for serving on the Fund's Board is provided in Table 8.

Table 8 Estimated Future Annual Compensation to Nominees to the Board of Directors (a)
______________________________________________________________________________

                                             Total Compensation
                                Aggregate    From Fund and
                                Compensation Fund Complex
Name of                         From the     Paid to
Person/Position (a)             Fund (b      Directors (c)
______________________________________________________________________________
Donald W. Dick, Jr./Nominee        $  824    $80,000
David K. Fagin/Nominee             $1,151    $65,000
Hanne M. Merriman/Nominee          $1,151    $65,000
James S. Riepe*                        --    --
M. David Testa/Nominee*                --    --
Hubert D. Vos/Nominee              $1,151    $65,000
Paul M. Wythes/Nominee             $  824    $80,000
______________________________________________________________________________

* Considered an "interested person" of T. Rowe Price and, as a result, not entitled to any compensation or benefits from the Fund.
(a) The nominees of the Fund would not receive any pensions or retirement benefits from the Fund.
(b) Estimated future compensation from the Fund based on a full calendar year.
(c) The estimated directors' fees set forth in Table 8 for calendar year 1997 are based on the following fee schedules applicable to all independent directors of the T. Rowe Price funds: an annual retainer of $65,000 per year for service on the boards of the T. Rowe Price Domestic Funds, an additional annual retainer of $15,000 for service on the boards of the T. Rowe Price International Funds, and a fee of $1,000 for each Audit Committee attended. The Price Fund group included 76 funds at December 31, 1996.

What vote is required to elect the Directors?

A plurality of all votes cast at the Meeting is sufficient to approve the election of a Director. The Board of Directors recommends that shareholders vote FOR the proposal.

PROPOSAL NO. 4 -- AMENDMENT OF THE FUND'S FUNDAMENTAL POLICY ON COMMODITIES

The Directors are proposing a technical change in the Fund's fundamental policy on Commodities.

The Fund's current fundamental policy on Commodities is as follows:

As a matter of fundamental policy, the Fund may not:

     Commodities. Purchase or sell commodities or commodity contracts except that it may enter into futures contracts;

As amended, the policy would be:

As a matter of fundamental policy, the Fund may not:

     Commodities. Purchase or sell commodities or commodity contracts except that it may enter into futures contracts and options thereon.

The only effect of the proposed change is to make explicit reference to the ability of the Fund to purchase and sell options on futures. As described in the Fund's prospectus, the Fund has had this ability since its inception. This change will simply clarify that the Fund's fundamental policy is consistent with the description in the Fund's prospectus.
What vote is required to change the Fund's fundamental policy on Commodities?

Proposal No. 4 requires the affirmative vote of the lesser of (a) 67% of the shares present at the meeting in person or by proxy or (b) a majority of the Fund's outstanding shares. The Board of Directors recommends that shareholders vote FOR the proposal.

PROPOSAL NO. 5 -- AMENDMENT OF THE FUND'S FUNDAMENTAL POLICY ON REAL ESTATE

The Directors are proposing a technical change in the Fund's fundamental policy on Real Estate.

The Fund's current fundamental policy on Real Estate is as follows:

As a matter of fundamental policy, the Fund may not:

     Real Estate. Purchase or sell real estate or real estate limited partnerships (although it may purchase securities secured by real estate or interests therein, or issued by companies or investment trusts which invest in real estate or interests therein).

As amended, the policy would be:

As a matter of fundamental policy, the Fund may not:

     Real Estate. Purchase or sell real estate including real estate limited partnership interests therein, unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Fund from investing in securities backed by real estate or in securities of companies engaged in the real estate business.

These are technical changes only and should have no effect on the Fund's investment program.

What vote is required to change the Fund's fundamental policy on Real Estate?

Proposal No. 5 requires the affirmative vote of the lesser of (a) 67% of the shares present at the meeting in person or by proxy or (b) a majority of the Fund's outstanding shares. The Board of Directors recommends that shareholders vote FOR the proposal.

PROPOSAL NO. 6 -- SELECTION OF INDEPENDENT ACCOUNTANTS

The selection by the Board of Directors of the firm of Price Waterhouse LLP as the independent accountants for the Fund for the fiscal year ending December 31, 1997, is to be submitted for ratification or rejection by the shareholders at the Annual Meeting. The firm of Price Waterhouse LLP has served the Fund as independent accountants since inception. The independent accountants have advised the Fund that they have no direct or material indirect financial interest in the Fund. Representatives of the firm of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be available to make a statement, if they desire to do so, and to respond to appropriate questions which the shareholders may wish to address to them.

What vote is required to ratify the Fund's independent accountants?
Approval of the proposal requires an affirmative vote by a majority of the shares present in person or by proxy. The Board of Directors recommends that shareholders vote FOR the proposal.

FURTHER INFORMATION ABOUT VOTING AND THE SHAREHOLDER MEETING

What is the required quorum?

In order to hold the meeting, a majority of the Fund's shares entitled to be voted must have been received by proxy or be present at the meeting. In the event that a quorum is present but sufficient votes in favor of one or more of the Proposals are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting adjourned. The persons named as proxies will vote in favor of such adjournment if they determine that such adjournment and additional solicitation is reasonable and in the interests of the Fund's shareholders.

How are the votes counted?

The individuals named as proxies (or their substitutes) in the enclosed proxy card (or cards if you have multiple accounts) will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. You may direct the proxy holders to vote your shares on a Proposal by checking the appropriate box "For" or "Against," or instruct them not to vote those shares on the Proposal by checking the "Abstain" box. Alternatively, you may simply sign, date and return your proxy card(s) with no specific instructions as to the Proposals. If you properly execute your proxy card and give no voting instructions with respect to a Proposal, your shares will be voted FOR the Proposal.

Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund but are not voted as to one or more Proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. If a Proposal must be approved by a percentage of votes cast on the Proposal (for example Proposal 3), abstentions and broker non-votes will not be counted as "votes cast" on the Proposal and will have no effect on the result of the vote. If the Proposal must be approved by a percentage of voting securities present at the meeting or a majority of the Fund's outstanding shares (for example Proposals 1, 2, 4, and 5), abstentions and broker non-votes will be considered to be voting securities that are present and will have the effect of being counted as votes against the Proposal.

Can additional matters be acted upon at the Annual Meeting?

The management of the Fund knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote on such proxy in accordance with their judgment on such matters.

How can proxies be solicited, and who pays for the costs involved?

In addition to soliciting proxies by mail, in person or by telephone, the Fund may arrange to have votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. The Fund is unaware of any such challenge at this time. Shareholders would be called at the telephone number T. Rowe Price has in its records for their accounts, and would be asked for their social security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

The costs of the meeting, including the solicitation of proxies, will be paid by the Fund. In order to ensure that sufficient shares of common stock are represented at the meeting to permit approval of the proposals outlined in the Proxy Statement, the Fund has retained the services of Mackenzie Partners, Inc., to assist it in soliciting proxies for a fee of $6,000 plus reimbursement of out-of-pocket expenses. Securities brokers, custodians, fiduciaries, and other persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts. In addition to the solicitation of proxies by mail, directors, officers, and/or employees of the Fund or of its investment manager, T. Rowe Price, may solicit proxies in person or by telephone.

Can I change my vote after I mail my proxy?

Any proxy, including those given by telephone, may be revoked at any time before they are voted by filing a written notice of revocation with the Fund, by delivering a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

Is the Fund required to hold an annual meeting?

Under Maryland Law, the Fund is not required to hold an annual meeting. However, as a closed-end fund listed on the New York Stock Exchange, the Fund is required to hold an annual meeting. If the Fund is converted to an open-end fund the New York Stock Exchange requirement will no longer apply. The Board of Directors of the Fund has determined that in order to avoid the significant expense associated with holding annual meetings, including legal, accounting, printing and mailing fees incurred in preparing proxy materials, the Fund will take advantage of the Maryland law provisions. Accordingly, no annual meetings shall be held in any year in which a meeting is not otherwise required to be held by the 1940 Act unless the Board of Directors otherwise determines that there should be an annual meeting. However, special meetings will be held in accordance with applicable law or when otherwise determined by the Board of Directors. The Fund's By-Laws will be amended to reflect this policy.

If a shareholder wishes to present a proposal to be included in the Proxy Statement for the next Annual Meeting, and if such Annual Meeting is held in April 1998, such proposal must be submitted in writing and received by the Fund's Secretary at its Baltimore office prior to November 1, 1997.

GENERAL INFORMATION ABOUT THE FUND

Who are the Fund's officers?

Table 9 presents the officers of the Fund (other than the nominees for election as directors) and their positions with T. Rowe Price.

Table 9  Officers of the New Age Media Fund
______________________________________________________________________________
                     Position               Position With
Officer              With Fund              T. Rowe Price
______________________________________________________________________________

James A. C. Kennedy III President           Managing Director
Charles A. Morris    Executive Vice President Managing Director
Brian D. Stansky     Executive Vice President Vice President
Lise J. Buyer        Vice President         Vice President
Robert N. Gensler    Vice President         Vice President
Henry H. Hopkins     Vice President         Director and Managing Director
D. James Prey III    Vice President         Vice President
John F. Wakeman      Vice President         Vice President
Carmen F. Deyesu     Treasurer              Vice President
Lenora V. Hornung    Secretary              Vice President
David S. Middleton   Controller             Vice President
J. Jeffrey Lang      Assistant Vice President Assistant Vice President
Ingrid I. Vordemberge Assistant Vice President  Employee
Patricia S. Butcher  Assistant Secretary    Assistant Vice President
______________________________________________________________________________


What is the share ownership of the Fund?

As of May 23, 1997, there were 14,501,066 shares of the capital stock of the Fund outstanding, with a par value of $0.0001.

As of March 31, 1997, the officers and directors of the New Age Media Fund, as a group, beneficially owned, directly or indirectly, ___________ shares, representing less than _______% of the Fund's outstanding stock. More detailed information on share ownership of the Fund by the current Fund management is provided in Table 10.

Who are the principal holders of New Age Media Fund shares?

As of May 23, 1997, to the knowledge of the Fund, no person beneficially owned more than five percent of its outstanding shares.


Table 10  Security Ownership of Current Management
______________________________________________________________________________
                                               Amount and Nature
Name of Beneficial Owner                       of Ownership as of
and Position With Fund                         March 31, 1997
______________________________________________________________________________

Jeffrey H. Donahue, Director                          ___
James A. C. Kennedy III, President                    ___
Charles A. Morris, Executive Vice President           ___
A. MacDonough Plant, Director                         ___
James S. Riepe, Chairman of the Board                 ___
Brian D. Stansky, Executive Vice President            ___

Management as a Group (b)                             ___
______________________________________________________________________________

(a)  All securities listed represent ownership in shares of common stock.
(b) Management as a group, as well as each member of management individually, own less than one percent of the outstanding shares of the Fund.

Who is the Fund's custodian and transfer agent?

Custodial Trust Company is currently the Fund's custodian. Its address is 101 Carnegie Center, Princeton, New Jersey 08540-6231. State Street Bank and Trust Company serves as transfer agent, dividend-paying agent, and registrar for the Fund. Its address is 1776 Heritage Drive-4W, North Quincy, Massachusetts 02171-2197. The Fund has an Underwriting Agreement with Bear, Stearns & Co., Inc. ("Bear Stearns") to distribute its shares. Bear Stearns' address is 245 Park Avenue, New York, New York 10167.

In addition to these agreements, the Fund also has a Telephone Services Agreement with T. Rowe Price Services, Inc. ("Price Services"), which is a wholly owned subsidiary of T. Rowe Price; an Accounting Agreement with T. Rowe Price; and an Agreement for Statistical and Economic Trend Research & Administrative Services with Bear Stearns. James S. Riepe, Chairman of the Board of the Fund, is Chairman of the Board of Price Services.

INFORMATION ABOUT T. ROWE PRICE

Who are the Directors of T. Rowe Price?

The Fund's investment manager is T. Rowe Price, a Maryland corporation, 100 East Pratt Street, Baltimore, Maryland 21202. The principal executive officer of T. Rowe Price is George A. Roche, who together with Mr. Riepe, James E. Halbkat, Jr., Henry H. Hopkins, James A. C. Kennedy III, John H. Laporte, Richard L. Menschel, William T. Reynolds, Brian C. Rogers, John W. Rosenblum, Robert L. Strickland, M. David Testa, Philip C. Walsh, and Anne Marie Whittemore, constitute its Board of Directors.

The address of each of these persons, with the exception of Messrs. Halbkat, Menschel, Rosenblum, Strickland, Walsh, and Mrs. Whittemore, is 100 East Pratt Street, Baltimore, Maryland 21202, and, with the exception of Messrs. Halbkat, Menschel, Rosenblum, Strickland, Walsh, and Mrs. Whittemore, all are employed by T. Rowe Price.

Mr. Halbkat is President of U.S. Monitor Corporation, a provider of public response systems. Mr. Halbkat's address is: P.O. Box 23109, Hilton Head Island, South Carolina 29925.

Mr. Menschel is a limited partner of The Goldman Sachs Group, L.P. Mr. Menschel's address is 85 Broad Street, 2nd Floor, New York, New York 10004.

Mr. Rosenblum is the Dean of the Jepson School of Leadership Studies at the University of Richmond, and a director of: Chesapeake Corporation, a manufacturer of paper products; Cadmus Communications Corp., a provider of printing and communication services; Comdial Corporation, a manufacturer of telephone systems for businesses; Cone Mills Corporation, a textiles producer, and Providence Journal Company, a publisher of newspapers and owner of broadcast television stations.

Mr. Rosenblum's address is: University of Richmond, Virginia 23173. Mr. Strickland is Chairman of Lowe's Companies, Inc., a retailer of specialty home supplies and a Director of Hannaford Bros., Co., a food retailer.

Mr. Strickland's address is 604 Two Piedmont Plaza Building, Winston-Salem, North Carolina 27104.

Mr. Walsh is a Consultant to Cyprus Amax Minerals Company, Englewood, Colorado. Mr. Walsh's address is: Pleasant Valley, Peapack, New Jersey 07977.

Mrs. Whittemore is a partner of the law firm of McGuire, Woods, Battle & Boothe and is a director of Owens & Minor, Inc.; USF&G Corporation; the James River Corporation of Virginia; and Albemarle Corporation. Mrs. Whittemore's address is One James Center, Richmond, Virginia 23219.

TRANSACTIONS IN T. ROWE PRICE STOCK

The following information pertains to transactions involving common stock of
T. Rowe Price, par value $.20 per share ("Stock"), during the period January 1, 1996 through December 31, 1996. On April 30, 1996, the Company split these shares 2-for-1. All share data in this section has been adjusted to reflect this stock split. There were no transactions during the period by any trustee or officer of the Fund, or any trustee or officer of T. Rowe Price which involved more than 1% of the outstanding stock of T. Rowe Price. These transactions did not involve, and should not be mistaken for, transactions in the stock of the Fund.

During the period, certain employees exercised their options for a total of 939,925 shares of stock at an average price $7.28 per share. Pursuant to the terms of T. Rowe Price's Employee Stock Purchase Plan, eligible employees of
T. Rowe Price and its subsidiaries purchased an aggregate (including dividends reinvested) of 107,795 shares of stock at fair market value. Such shares were purchased in the open market during this period for employees' accounts.

T. Rowe Price's Board of Directors has approved the repurchase of shares of its stock in the open market. During 1996, T. Rowe Price purchased 640,000 shares of stock under this plan, leaving 2,700,000 shares of Stock authorized for future repurchase at December 31, 1996.
During the period, T. Rowe Price issued 1,913,000 common stock options with an average exercise price of $35.88 per share to certain employees and directors under terms of the 1990 and 1993 Stock Incentive Plans and the 1995 Director Stock Option Plan.

                     NEW AGE MEDIA FUND, INC.

                 MEETING: 8:30 A.M. EASTERN TIME

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED SHAREHOLDER of New Age Media Fund, Inc. (the "Fund") hereby appoints James S. Riepe, the lawful attorney and proxy of the undersigned with full power of substitution, to vote as designated below all shares of Common Stock of the Fund which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, July 23, 1997, at 8:30 a.m., at the offices of the Fund, 100 East Pratt Street, Baltimore, Maryland 21202, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated June 6, 1997, receipt of which is hereby acknowledged, and any other matters arising before such Annual Meeting or any adjournment thereof.

Properly executed proxies will be voted (or the vote on such matters will be withheld on specific matters) in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR (1)
(a) converting the Fund to an open-end investment company ("mutual fund"), (b) amendment and restatement of the Fund's Articles of Incorporation, and (c) an amendment to the Fund's fundamental investment policy on borrowing; (2) a new Investment Management Agreement between the Fund and T. Rowe Price Associates, Inc.; (3) the election of a new slate of directors; (4) a technical amendment to the Fund's fundamental policy on commodities; (5) a technical amendment to the Fund's fundamental policy on real estate; (6) the ratification of the selection of Price Waterhouse LLP as independent accountants; and (7) in the discretion of the proxyholders as to any other matters. Please refer to the Proxy Statement for a discussion of the proposals.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED:               DO YOU HAVE ANY COMMENTS:
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
______________________________________________________________


____
 X    PLEASE MARK VOTES AS IN
____  THIS EXAMPLE
      1. To approve or disapprove a proposal to convert the Fund from a closed-end investment company to an open-end investment company by:

      o changing the Fund's subclassification under the Investment Company Act of 1940;

      o restating the Fund's Articles of Incorporation to provide for the conversion and to change the name of the Fund to the "T. Rowe Price Media & Telecommunications Fund, Inc."; and

      o modification of the fundamental Borrowing policies of the Fund in connection with the conversion.


          For / /         Against / /         Abstain / /

      2. To approve or disapprove a new Investment Management Agreement between the Fund and T. Rowe Price Associates, Inc.

          For / /         Against / /         Abstain / /

      3.  Election of directors.

          For  / /                            Withhold  / / For all except  / /

          Donald W. Dick, Jr.    David K. Fagin    Hanne M. Merriman
          James S. Riepe         M. David Testa    Hubert D. Vos
          Paul M. Wythes

          INSTRUCTION: To withhold authority to vote FOR an individual nominee, mark the "for all except" box and strike a line through the nominee's name.

      4. To approve or disapprove modifying the Fund's fundamental policy on Commodities.

          For / /         Against / /         Abstain / /


      5. To approve or disapprove modifying the Fund's fundamental policy on Real Estate.

          For / /         Against / /         Abstain / /

      6. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Fund for 1997.

          For / /         Against / /         Abstain / /

     Mark box at right if comments or address change          / /
     have been noted on the reverse side of this card.

RECORD DATE SHARES:________________________

Please be sure to sign and date this Proxy.  ________________
                                        Date

Shareholder sign here________________     Co-owner sign here__________________
------------------------------------------------------------------------------
DETACH CARD
CUSIP# 641567-10-2


                     NEW AGE MEDIA FUND, INC.

Dear Shareholder:

Please take note of the important information enclosed with the Proxy Ballot. There are issues related to the management and operation of your Fund that require your attention and approval. These are discussed in detail in the attached proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, July 23, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

New Age Media Fund, Inc.